Exhibit 16

                             SALBERG & COMPANY, P.A.
                  Certified Public Accountants and Consultants


November 28, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Datamill Media Corp.
    File Reference No. 000-27795

We were previously the independent registered public accounting firm for Datamill Media Corp. (n/k/a AvWorks Aviation Corp.) and under the date of March 15, 2011, we reported on the financial statements of Datamill Media Corp. as of December 31, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 and for the period from June 1, 2003 (Inception) to December 31, 2010.

Effective November 25, 2011, we were dismissed as the independent registered public accounting firm. We have read Datamill Media Corp. disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on Datamill Media Corp's Form 8-K dated November 25, 2011 filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,


/s/ Salberg & Company, P.A.
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SALBERG & COMPANY, P.A.